COMMERCIAL TERM PROMISSORY NOTE


$1,700,000.00                                                     April 14, 1999
                                                              Elmsford, New York


     FOR VALUE RECEIVED, the undersigned (the "Maker", whether one or more), hereby unconditionally promise(s) to pay to the order of MIM CORPORATION ("Payee"), at Payee's offices located at 100 Clearbrook Road, Elmsford, New York 10523, or such other office as the holder hereof may designate, in lawful money of the United States, the principal sum of One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00), together with interest thereon as provided for below.

1. Payment of Principal. Maker shall pay the entire principal amount hereof on March 31, 2004.

2. Interest Rate; Payment of Interest. Maker shall pay interest on the unpaid principal balance hereof outstanding from time to time at a rate per annum equal to the Prime Rate (as defined below) in effect from time to time. All such interest shall be due on March 31, 2004. Anything contained in this Note to the contrary notwithstanding, during any period in which an Event of Default (as defined below) is continuing, the interest rate hereunder shall, at the option of the Payee, be increased to a rate per annum equal to the rate which would otherwise apply plus two (2) percent per annum, and all interest accruing at such rate shall be payable upon demand by the Payee. "Prime Rate" shall mean the rate of interest per annum announced from time to time by The Chase Manhattan Bank (or its successor) as its prime rate in effect at its principal office in New York City (the prime rate of interest not being intended to be the lowest rate of interest charged by such bank in connection with extensions of credit).

     Interest shall commence to accrue on the date hereof and shall continue to accrue until the principal hereof is paid in full (whether before or after maturity or judgment).

     Anything contained in this Note to the contrary notwithstanding, the Payee does not intend to charge and the Maker shall not be required to pay interest or other charges in excess of the maximum rate permitted by applicable law. Any payments in excess of such maximum shall be refunded to Maker or credited against principal.

3. Prepayment. Maker may prepay the principal hereof, in whole or in part at any time without penalty or premium. All such prepayments shall, unless the Payee otherwise agrees, be applied in inverse order of maturity.

4. Expenses. Maker shall pay the Payee, on demand, for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred in the collection of this Note.

5. Default; Acceleration. The occurrence of any of the following shall constitute an "Event of Default":



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                                      -2-

     a. Maker shall fail to make any payment of any principal, interest or other amount when due or fail to perform any or observe any term or provision of this Note and, in any case, such failure shall continue for a period of ten (10) calendar days.

     b. Any event of default or default shall occur under any pledge or other security agreement or other related document executed by the Maker in favor of Payee.

     c. Maker or any endorser or guarantor hereof shall die (if an individual) or be dissolved (if an entity) and the unpaid principal balance of this Note and all accrued and unpaid interest hereunder shall not be paid in full within one hundred eighty (180) calendar days after such death or dissolution (provided, however, that nothing contained herein shall be interpreted or construed to limit the right of the holder hereof to file a claim (with respect to the indebtedness of the Note) against the estate of the decedent Maker, endorser or guarantor, as the case may be, during (or after) such 180 day period); or shall make an assignment for the benefit of creditors; or shall have a receiver, custodian, trustee or conservator appointed for all or substantially all its assets.

     d. Any case or proceeding under any bankruptcy, insolvency, receivership or similar law affecting Maker or any endorser or guarantor shall be commenced.

     e. Any representation or warranty of Maker contained in this Note or any related document shall prove to be untrue or misleading in any material respect.

     f. Maker's employment with Payee shall terminate for any reason whatsoever, whether or not for cause and whether terminated by Payee or Maker and the unpaid principal balance of this Note and all accrued and unpaid interest hereunder shall not be paid in full within one hundred eighty (180) calendar days after the date of termination.

     Upon the occurrence, and at any time during the continuance of an Event of Default, Payee, at Payee's option and without the need for presentment, demand, protest, or other notice of any kind, may declare all unpaid principal hereof and interest hereunder to be immediately due and payable and same shall become immediately due and payable upon such declaration.

7. Certain Waivers. Maker and any endorser or guarantor hereof (collectively, the "Obligors") and each of them (i) waive(s) presentment, diligence, protest, demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral or other security; (ii) consent(s) to any and all delays, extensions, renewals or other modifications with respect to this Note, any related document or the debt(s) or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon, or lawfully dispose of, or any other impairment of, any collateral or other security, or any

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                                      -3-


other failure to act by the Payee or any other forbearance or indulgence shown by the Payee, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor(s) shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) otherwise waive(s) any other defenses based on suretyship or impairment of collateral.

8. Jury Waiver. THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

9. Binding Nature. This Note shall bind the Maker and Maker's heirs, representatives, successors and assigns and shall inure to the benefit of the Payee, its successors and assigns. The term "Payee" as used herein shall include, in addition to the initial Payee, any successors, endorsees, or other assignees of such Payee and shall also include any other holder of this Note.

10. Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws the State of New York, without regard to its rules pertaining to conflicts of laws thereunder.

11. Miscellaneous. No delay or omission by the Payee in exercising any right or remedy hereunder or under any guaranty hereof shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of the Payee hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty hereof may be waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or other modification is sought.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first written above.


Maker:


/s/ Richard H. Friedman
--------------------------
Richard H. Friedman